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                                  EXHIBIT 10.28

                 FIRST AMENDMENT TO LOAN AND SECURITY AGREEMENT

            THIS FIRST AMENDMENT TO LOAN AND SECURITY AGREEMENT (this "Amendment") is entered into as of this 16th day of August, 2001, among the financial institutions listed on the signature pages hereof (such financial institutions, together with their respective successors and assigns, are referred to hereinafter each individually as a "Lender" and collectively as the "Lenders"), Bank of America, N.A. (in its individual capacity, the "Bank") with an office at 55 South Lake Avenue Suite 900, Pasadena, California 91101, as Administrative Agent for the Lenders (in its capacity as Administrative Agent, the "Administrative Agent"), General Electric Capital Corporation (in its individual capacity, "GE Capital") with an office at 6130 Stoneridge Mall Road, Suite 300, Pleasanton, California 94588, as documentation agent for the Lenders (in its capacity as documentation agent, the "Documentation Agent"), and Good Guys California, Inc. (formerly known as The Good Guys - California, Inc.), a California corporation, with offices at 1600 Harbor Bay Parkway, Alameda, California 94502 (the "Borrower"), with respect to that certain Loan and Security Agreement, dated as of September 30, 1999 among the parties hereto (the "Loan Agreement"), and with reference to the following facts:

                                    RECITALS

            A. Pursuant to the Loan Agreement, Lenders agreed to make certain financial accommodations to or for the benefit of Borrower upon the terms and conditions contained therein. Unless otherwise defined in this Amendment, (i) capitalized terms used herein shall have the meanings attributed to them in the Loan Agreement, and (ii) references to sections shall refer to sections of the Loan Agreement.

            B. Borrower has requested certain consents from Lenders and certain changes to the Loan Agreement, each with respect to i) Borrower's changing its fiscal year for accounting purposes, ii) Borrower's relocation of its chief executive office, and entry into certain capital leases in connection with such relocation, and iii) Borrower's investment in a third-party online venture.

            C. Lenders have agreed to provide such consents and to make such changes, in each case subject to the terms and conditions set forth in this Amendment.

            NOW, THEREFORE, in consideration of the continued performance by Borrower of its promises and obligations under the Loan Agreement and the other Loan Documents, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrower and Lenders hereby agree as follows:

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                                A G R E E M E N T

        1. INCORPORATION OF LOAN AGREEMENT AND OTHER LOAN DOCUMENTS. Except as expressly modified under this Amendment, all of the terms and conditions set forth in the Loan Agreement and the other Loan Documents are incorporated herein by this reference, and the obligations of Borrower under the Loan Agreement and the other Loan Documents are hereby acknowledged, confirmed and ratified by Borrower.

        2. DEFINITIONS. Unless otherwise defined in this Amendment, capitalized terms used herein have the meanings given to them in the Loan Agreement. Unless otherwise indicated, all references to sections, schedules, or exhibits shall mean sections, schedules, or exhibits of or to the Loan Agreement.

        3. AMENDMENT TO LOAN AGREEMENT. The Loan Agreement shall be amended as follows:

           3.1 REVISED DEFINITIONS.

               (a) The definition of "General Intangibles" is hereby deleted in its entirety and the following definition is substituted therefor:

        "General Intangibles" means all of the Borrower's now owned or hereafter acquired general intangibles, choses in action and causes of action and all other intangible personal property of the Borrower of every kind and nature (other than Accounts), including, without limitation, all contract rights, Supporting Obligations, Letter of Credit Rights, Proprietary Rights, corporate or other business records, inventions, designs, blueprints, plans, specifications, patents, patent applications, trademarks, service marks, trade names, trade secrets, goodwill, copyrights, computer software, customer lists, registrations, licenses, franchises, tax refund claims, any funds which may become due to the Borrower in connection with the termination of any Plan or other employee benefit plan or any rights thereto and any other amounts payable to the Borrower from any Plan or other employee benefit plan, rights and claims against carriers and shippers, rights to indemnification, business interruption insurance and proceeds thereof, property, casualty or any similar type of insurance and any proceeds thereof, proceeds of insurance covering the lives of key employees on which the Borrower is beneficiary, and any letter of credit, guarantee, claim, security interest or other security held by or granted to the Borrower.

               (b) The definition of "Fiscal Year" is hereby deleted in its entirety and the following definition is substituted therefor:

        "Fiscal Year" means the Borrower's fiscal year for financial accounting purposes. From and after the Fiscal Year ending September 30, 2000, Borrower's fiscal year will end on the last day of February of each year.

           3.2 NEW DEFINITIONS. New definitions of "Commercial Tort Claims," "First Amendment," "First Amendment Closing Date," "Letter of Credit Rights," "Online


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Venture," and "Supporting Obligations" are hereby added in appropriate alphabetical order to read as follows:

           "Commercial Tort Claim" shall mean a claim arising in tort with respect to which (a) the claimant is an organization; or (b) the claimant is an individual and the claim (i) arose in the course of the claimant's business or profession, and (ii) does not include damages arising out of personal injury to or the death of an individual.

           "First Amendment" shall mean the First Amendment to Loan and Security Agreement dated as of August 16, 2001.

           "First Amendment Closing Date" shall mean the date of the effectiveness of the First Amendment, as provided in paragraph 7 of the First Amendment.

           "Letter of Credit Rights" shall mean all of Borrower's now owned or hereafter acquired "letter of credit rights," as such term is defined in the UCC, including any right to payment or performance under any letter of credit.

           "Online Venture" shall mean goodguys.com, Inc., a Delaware corporation.

           "Supporting Obligations" shall mean all of Borrower's now owned or hereafter acquired "supporting obligations," as such term is defined in the UCC, including all of Borrower's interests in letter-of-credit rights or secondary obligations that support the payment or performance of an Account, Chattel Paper, a document, a General Intangible, an instrument, or Investment Property.

           3.3 AMENDMENT TO SECTION 6.1(a)(x). Section 6.1(a)(x) is hereby deleted, and a new Section 6.1(a)(x) is inserted into the Loan Agreement, as follows:

           "(x) all accessions to, substitutions for and replacements, products and proceeds of any of the foregoing, including, but not limited to, proceeds of any insurance policies, claims against third parties, rights to proceeds of written letters of credit, and condemnation or requisition payments with respect to all or any of the foregoing."

           3.4 AMENDMENT TO ARTICLE 9. Article 9 is hereby amended by adding after Section 9.26 the following as a new Section 9.27 and a new Section 9.28:

               9.27 Commercial Tort Claims. Borrower shall notify Lender in writing of any Commercial Tort Claim with respect to which (i) Borrower or Parent is the claimant, and (ii) Borrower or Parent has incurred or expects to incur damages in excess of $100,000 individually or, together with all other such claims, $250,000, within thirty (30) days of Borrower's knowledge of the existence of such claim.

               9.28 Accounts from Online Venture; Reserves.


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               (a) Borrower shall not, at any time on or before December 1,
        2001, (i) permit Accounts or other amounts owing to it from Online Venture to exceed, in the aggregate, Five Hundred Thousand Dollars ($500,000), or (ii) provide to Online Venture more than thirty (30) day payment terms on sales of Inventory.

               (b) Borrower shall not, at any time on or after December 2, 2001,
        (i) permit Accounts or other amounts owing to it from Online Venture to exceed, in the aggregate, Two Hundred Fifty Thousand Dollars ($250,000), or (ii) provide to Online Venture more than fifteen (15) day payment terms on sales of Inventory.

               (c) Without limiting Administrative Agent's and Co-Agents' discretion to establish additional or increased reserves in the exercise of their reasonable credit judgment, there shall be a reserve against the Borrowing Base in the amount of Five Hundred Thousand Dollars ($500,000) to address Accounts to Online Venture; provided, however, that if, on or after December 2, 2001, Borrower has provided Administrative Agent with written confirmation that Accounts or other amounts owing to it from Online Venture do not then exceed, in the aggregate, Two Hundred Fifty Thousand Dollars ($250,000), then such reserve shall be reduced to Two Hundred Fifty Thousand Dollars ($250,000).

               3.5 AMENDMENT TO SECTION 15.8. Section 15.8 shall be amended by deleting that portion of Section 15.8 which designates addresses for notice to Borrower, and substituting the following therefor:

               If to the Borrower:

                  Good Guys California, Inc.
                  1600 Harbor Bay Parkway
                  Alameda, California 94502
                  Attention:  Chief Financial Officer
                  Telecopy No.:  (510) 747-6290

                  with copies to:

                  Howard, Rice, Nemerovski, Canady, Falk & Rabkin
                  Three Embarcadero Center, 7th Floor
                  San Francisco, California 94111-4065
                  Attention:  Janet A. Nexon, Esq.
                  Telecopy No.:  (415) 217-5910

        4. ACKNOWLEDGMENTS.

           4.1 ACKNOWLEDGMENT OF OBLIGATIONS. Borrower hereby acknowledges, confirms and agrees that as of the close of business on August 13, 2001, Borrower was indebted to Lenders in respect of the Revolving Loans in the approximate principal


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amount of $23,807,680. The Revolving Loans, together with interest accrued and accruing thereon, and fees, costs, expenses and other charges now or hereafter payable by Borrower to Lenders, are unconditionally owing by Borrower to Lenders, without offset, defense or counterclaim of any kind, nature or description whatsoever.

           4.2 ACKNOWLEDGMENT OF SECURITY INTERESTS. Borrower hereby acknowledges, confirms and agrees that Co-Agents and Lenders have and shall continue to have valid, enforceable and perfected first-priority liens upon and security interests in the Collateral heretofore granted to Lenders pursuant to the Loan Documents or otherwise granted to or held by Co-Agents and Lenders, subject only to Permitted Liens.

           4.3 BINDING EFFECT OF DOCUMENTS. Borrower hereby acknowledges, confirms and agrees that: (a) each of the Loan Documents to which it is a party has been duly executed and delivered to Documentation Agent by Borrower, and each is in full force and effect as of the date hereof, (b) the agreements and obligations of Borrower contained in such documents and in this Amendment constitute the legal, valid and binding Obligations of Borrower, enforceable against it in accordance with their respective terms, and Borrower has no valid defense to the enforcement of such Obligations, and (c) Co-Agents and Lenders are and shall be entitled to the rights, remedies and benefits provided for in the Loan Documents and applicable law.

        5. CONSENTS AND WAIVERS; RELATED REPRESENTATIONS OF BORROWER

           5.1 CHANGE OF FISCAL YEAR. Notwithstanding anything contained in the Loan Agreement, including Section 9.21, Co-Agents and Lenders, upon the effectiveness of this First Amendment, consent to Borrower's changing its Fiscal Year for accounting purposes to a fiscal year ending on the last day of February of each year

           5.2 CHANGE OF CHIEF EXECUTIVE OFFICE LOCATION; OPENING OF DALLAS EXECUTIVE OFFICE. Notwithstanding anything contained in the Loan Agreement, Co-Agents and Lenders, upon the effectiveness of this First Amendment, consent to (i) the re-location of Borrower's chief executive office to 1600 Harbor Bay Parkway, Alameda, California 94502, and (ii) the opening of an executive office by Guarantor at 750 North St. Paul Street, Suite 1000, Dallas, Texas, as previously disclosed to Co-Agents.

           5.3 CAPITAL LEASES. Notwithstanding anything contained in the Loan Agreement, including Section 9.13, Co-Agents and Lenders, upon the effectiveness of this First Amendment, consent to the incurrence by Borrower of obligations under Capital Leases of up to One Million Dollars ($1,000,000).

           5.4 ONLINE VENTURE. Notwithstanding anything contained in the Loan Agreement, including Section 9.9, Section 9.10, and Section 9.17, Co-Agents and Lenders, upon the effectiveness of this First Amendment, consent to the licensing, service, assignment, and investment transactions between Borrower and Online Venture, in each case on the terms set forth in the documents listed in the attached Schedule B, copies of which Borrower has previously delivered to Co-Agents. Co-Agents and


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Lenders acknowledge that Borrower has advised them of Borrower's consideration of a possible merger with Online Venture on terms that may include the issuance of stock of Borrower but no other consideration to be paid by Borrower to Online Venture or the shareholders of Online Venture. Without altering, modifying, amending or in any way affecting Section 9.9, or Co-Agents' and Lenders' respective rights thereunder, Co-Agents and Lenders acknowledge to Borrower their present willingness to consider consenting in their discretion to such a merger, if and when Borrower and Online Venture have more particularly determined the terms of any such transaction, and after appropriate due diligence and credit analysis by Co-Agents and Lenders. Any consent from Co-Agents and Lenders to such a merger transaction shall be made in writing in accordance with Section 15.13.

           5.5 WAIVER OF DEFAULTS. Upon the effectiveness of this First Amendment, Co-Agents and Lenders waive (i) any Events of Default that may have occurred or may otherwise be deemed to occur under the Loan Agreement solely by reason of the transactions and events to which Co-Agents and Lenders have consented pursuant to this paragraph 5, and (ii) the ability to assert any rights or remedies against Borrower based on or arising under any such Events of Default. The waiver contained in this paragraph is effective only in the specific instance and for the specific purpose set forth above, and is subject to the further limitations set forth in paragraph 11.5 of this Amendment.

           5.6 REPRESENTATIONS OF BORROWER; FURTHER ASSURANCES. Borrower represents and warrants that all material leases, contracts and agreements to which the Borrower is a party or is bound as of the First Amendment Closing Date with respect to the matters set forth in paragraphs 5.2, 5.3 and 5.4 (or current drafts of agreements which have not yet been finalized, as indicated on Schedule
B) are set forth on the attached Schedule B, and that, each of such leases, contracts and agreements is valid and enforceable in accordance with its terms and is in full force and effect except as indicated on Schedule B. Upon request of any Co-Agent, Borrower shall furnish to Co-Agents copies of the foregoing materials or of any revised or finalized versions of such materials.

        6. COMMERCIAL TORT CLAIMS. Borrower represents that, as of the First Amendment Closing Date, it does not have any Commercial Tort Claims.

        7. CONDITIONS OF EFFECTIVENESS. This Amendment shall become effective upon satisfaction of each of the following conditions:

           (a) Documentation Agent shall have received copies of this Amendment that bear the signatures of Borrower, GE Capital and Bank;

           (b) Documentation Agent shall have received a copy of the accompanying Acknowledgment executed by the Guarantor; and

           (c) Documentation Agent shall have received each of the documents listed on the First Addendum to Schedule of Documents attached hereto as Schedule A.


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        8. REPRESENTATIONS AND WARRANTIES. Borrower hereby represents and warrants that the representations and warranties contained in the Loan Agreement were true and correct in all material respects when made and, except to the extent (a) that a particular representation or warranty by its terms expressly applies only to an earlier date, (b) Borrower has previously advised Co-Agents in writing as contemplated under the Loan Agreement, or (c) amended by this Amendment, are true and correct in all material respects as of the date hereof. The Loan Agreement shall continue in full force and effect in accordance with the provisions thereof on the date hereof.

        9. LOCATIONS. Without limiting paragraph 8 of this Amendment, Borrower specifically represents and warrants that, as of the First Amendment Closing Date, it has not established new locations or closed existing locations since the Closing Date except as set forth in paragraph 5.2 of this Amendment, and that the representations contained in Section 6.3 and Schedule 6.3 of the Loan Agreement remain correct and complete (except that monthly rental amounts payable and lease expiration dates reflected in Schedule 6.3 may have changed since the Closing Date).

        10. AMENDMENT FEE. In order to induce Agents and Lenders to enter into this Amendment, and in consideration of the accommodations provided to Borrower herein, Borrower shall pay to Administrative Agent, for the ratable benefit of Lenders, on December 7, 2001, the sum of $75,000 for this Amendment (which amount will have been fully earned by Agents on the First Amendment Closing Date and shall not be in lieu of, but shall be in addition to Agents' entitlement under the Loan Agreement to reimbursement of fees, costs and expenses in connection with this Amendment, including the reasonable fees, costs and expenses of counsel); provided, however, that Agents and Lenders shall waive such amendment fee in its entirety, and Borrower shall have no obligation with respect thereto, if (i) on December 7, 2001, no Event of Default has occurred and is continuing, and (ii) by or before December 7, 2001, Borrower has provided Administrative Agent with written confirmation that Accounts or other amounts owing to it from Online Venture did not, as of December 2, 2001, exceed, in the aggregate, Two Hundred Fifty Thousand Dollars ($250,000). Unless such fee will have been waived by operation of the foregoing, Administrative Agent may receive such fee on behalf of Lenders by making one or more Revolving Credit Advances in the aggregate amount thereof on or after December 7, 2001.

        11. ENTIRE AGREEMENT. This Amendment, together with the Loan Agreement and the other Loan Documents, is the entire agreement between the parties hereto with respect to the subject matter hereof. This Amendment supersedes all prior and contemporaneous oral and written agreements and discussions with respect to the subject matter hereof. Except as otherwise expressly modified herein, the Loan Documents shall remain in full force and effect.

        12. MISCELLANEOUS.

            12.1 COUNTERPARTS. This Amendment may be executed in identical counterpart copies, each of which shall be an original, but all of which shall constitute


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one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by facsimile transmission shall be effective as delivery of a manually executed counterpart of this Amendment. Any Person delivering this Amendment by facsimile shall send the original manually executed counterpart of this Amendment to Documentation Agent promptly after such facsimile transmission.

            12.2 HEADINGS. Section headings used herein are for convenience of reference only, are not part of this Amendment, and are not to be taken into consideration in interpreting this Amendment.

            12.3 RECITALS. The recitals set forth at the beginning of this Amendment are true and correct, and such recitals are incorporated into and are a part of this Amendment.

            12.4 GOVERNING LAW. This Amendment shall be governed by, and construed and enforced in accordance with, the laws of the State of California applicable to contracts made and performed in such state, without regard to the principles thereof regarding conflict of laws.

            12.5 NO WAIVER. Except as specifically set forth in paragraphs 3 and 5 of this Amendment, the execution, delivery and effectiveness of this Amendment shall not (a) limit, impair, constitute a waiver of or otherwise affect any right, power or remedy by Administrative Agent, Documentation Agent or any Lender under the Loan Agreement or any other Loan Document, (b) constitute a waiver of any provision in the Loan Agreement or in any of the other Loan Documents, or (c) alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Loan Agreement, all of which are ratified and affirmed in all respects and shall continue in full force and effect.

                  [REMAINDER OF PAGE LEFT BLANK INTENTIONALLY]


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            12.6 CONFLICT OF TERMS. In the event of any inconsistency between the provisions of this Amendment and any provision of the Loan Agreement, the terms and provisions of this Amendment shall govern and control.

            IN WITNESS WHEREOF, the parties have entered into this Amendment on the date first above written.

                   "Borrower"
                   GOOD GUYS CALIFORNIA, INC.

                   By  /s/ ROBERT STOFFREGEN
                       -----------------------------------
                           Robert Stoffregen
                           Chief Financial Officer

                   "Administrative Agent"
                   BANK OF AMERICA, N.A., as the Administrative Agent

                   By /s/ RUTH Z. EDWARDS
                     -------------------------------------
                          Ruth Z. Edwards
                          Vice President

                   "Documentation Agent"
                   GENERAL ELECTRIC CAPITAL CORPORATION, as the
                   Documentation Agent

                   By /s/ IAIN G. DOUGLAS
                     -------------------------------------
                          Iain G. Douglas
                          Duly Authorized Signatory

                   "Lenders"
                   BANK OF AMERICA, N.A., as a Lender

                   By /s/ RUTH Z. EDWARDS
                      -------------------------------------
                          Ruth Z. Edwards
                          Vice President

                   GENERAL ELECTRIC CAPITAL CORPORATION, as a Lender

                   By /s/ IAIN G. DOUGLAS
                     -------------------------------------
                          Iain G. Douglas
                          Duly Authorized Signatory

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